Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350

The undersigned, Michael Wofford, chief financial officer of ADS Media Group, Inc., a Utah corporation (the "Company"), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that:

(1) the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2007, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2007

By:	/s/ Michael Wofford
Michael Wofford, Chief Financial Officer